Exhibit 10.14

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT, dated as of April 5, 2011 is made by and between Forex International Trading Corp., a Nevada corporation (“Company”), and Mladen Poropat (the “Holder”).

WHERAS, the Holder invested $10,000 and is the owner of 1,000,000 shares of common stock of the Company which were acquired from the Company off of the Form S-1 Registration Statement filed with the Securities and Exchange Commission;

WHEREAS, the Holder presently owns a $200,000 6% Convertible Debenture (the “Debenture”) payable by the Company, which was assigned to the Note Holder by AP Holdings Limited; and

WHEREAS, the Debenture is presently in default and is convertible to common stock of the Company at a conversion price of $0.20 per share;

WHEREAS, in order to cure the default, the Note Holder and the Company have agreed that the Debenture shall be converted in full into 2,500,000 shares of common stock at a price of $0.08 per share;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the parties agree as follows:

            1.            Conversion.  The Company and the Holder hereby agree that the Debenture shall convert into 2,500,000 shares of common stock (the “Conversion Shares”).

2.            Closing. At the Closing, the Company shall deliver the Conversion Shares to the Holder.

3.            Further Assurances. In connection with the actions take herein, the Holder, by entering into this Conversion Agreement, agrees to execute all agreements and other documents as reasonably requested by the Company.

4.            Investor Representations and Warranties and Covenants. The Holder represents warrants and covenants to the Company as follows:

a.  No Registration. The Holder understands that the Conversion Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder’s representations as expressed herein or otherwise made pursuant hereto.

b.  Investment Intent. The Holder is acquiring the Conversion Shares for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder further represents that it will not violate the Securities Act and does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to the Conversion Shares.

c.  Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Holder can protect its own interests.  The Holder has such knowledge and experience in financial and business matters so that the Holder is capable of evaluating the merits and risks of its investment in the Company.

d.  Speculative Nature of Investment. The Holder understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of such  investment and is able, without impairing the Holder’s financial condition, to hold the Conversion Shares for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

e.  Accredited Investor. The Holder is an “accredited investor’ within the meaning of Regulation D, Rule 50 1(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

f.   Rule 144. The Holder acknowledges that the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Company and the resale occurring not less than six months after a party has purchased and paid for the security to be sold.  The Holder acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Conversion Shares the Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

g.          Authorization.

i. The Holder has all requisite power and authority to execute and deliver this Conversion Agreement, and to carry out and perform its obligations under the terms hereof. All action on the part of the Holder necessary for the authorization, execution, delivery and performance of this Conversion Agreement, and the performance of all of the Holder’s obligations herein, has been taken.

ii. This Conversion Agreement, when executed and delivered by the Holder, will constitute valid and legally binding obligations of the Holder, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

iii.  No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Holder in connection with the execution and delivery of this Conversion Agreement by the Holder or the performance of the Holder’s obligations hereunder.

h.  Brokers or Finders. Such Holder has not engaged any brokers, finders or agents, and the Company has not, and will not, incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Conversion Agreement and the transactions related hereto.

i.  Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Conversion Agreement. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Conversion Agreement.

j.  Legends. The Holder understands and agrees that the certificates evidencing the Conversion Shares shall bear a legend in substantially the form as follows (in addition to any legend required by any other applicable agreement or under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereonto duly authorized as of the day and year first above written.

FOREX INTERNATIONAL TRADING CORP.

By:	/s/ Darren Dunckel
Name: Darren Dunckel
Title: CEO

HOLDER:

By:	/s/Mladen Poropot
Name:
Title:

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